AMENDED AND RESTATED
                        INVESTMENT SUB-ADVISORY AGREEMENT

--------------------------------------------------------------------------------

      This AGREEMENT is effective as of the 31st day of January 2001, and Amended and Restated effective as of the 1st day of December, 2012, by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and T. ROWE PRICE ASSOCIATES, INC., a Maryland corporation and registered investment adviser ("Sub-Adviser").

      WHEREAS, Adviser is the investment manager for the JNL Series Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

      WHEREAS, Adviser desires to retain Sub-Adviser as Adviser's agent to furnish investment advisory services to the investment portfolios of the Trust listed on Schedule A hereto (each a "Fund" and collectively the "Funds").

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Funds for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointments and agrees to furnish the services herein set forth for the compensation herein provided.

2. DELIVERY OF DOCUMENTS. Adviser has or will furnish Sub-Adviser with copies properly certified or authenticated of each of the following:

      a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on June 1, 1994, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

      b)    the Trust's By-Laws and amendments thereto;

      c) resolutions of the Trust's Board of Trustees authorizing the appointment of Sub-Adviser and approving this Agreement;

      d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto;

      e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") and under the 1940 Act as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

      f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (collectively called the "Prospectus").

      Adviser will promptly furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

3. MANAGEMENT. Subject always to the supervision of the Trust's Board of Trustees and the Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Funds and place all orders for the purchase and sale of securities, including foreign or domestic securities, and other property (including, without limitation, exchange traded funds, financial futures, options of any type, commodities and commodity related notes and derivatives, swaps and forwards and other derivative instruments), all on behalf of the Funds as the Sub-Adviser shall determine in accordance with each Fund's investment restrictions, objectives and policies set forth in the applicable Prospectus delivered by the Adviser to the Sub-Adviser. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund (as set forth below), and will monitor the Funds' investments, and will comply with the provisions of Trust's Declaration of Trust and By-Laws, as amended from time to time, the Trust's Registration Statement, as amended and filed with the SEC, and the stated investment objectives, policies and restrictions of the Funds. Sub-Adviser and Adviser will each make its officers and employees available to the other from time to time at reasonable times to review the investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. Sub-Adviser will report from time to time as reasonably requested to the Board of Trustees and to Adviser with respect to the implementation of such program. Sub-Adviser is responsible for compliance with the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Funds based on the Subadviser's internal books and records.

      In furtherance of this duty, the Sub-Adviser, on behalf of the Fund, is authorized, in its discretion and without prior consultation with the Fund or the Adviser, to:

      a) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets; and

      b) directly or through the trading desk of T. Rowe Price Associates, Inc., and T. Rowe Price International, Inc. place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select.

      Sub-Adviser will report to the Board of Trustees and to Adviser with respect to the implementation of such program.

      Additionally, Sub-Adviser is authorized on behalf of the Funds to: (a) enter into, terminate or settle agreements and transactions and execute any documents (e.g., any derivatives documentation for exchange traded and over-the-counter derivatives, as applicable) in connection with its services provided hereunder which shall include any market and/or industry standard documentation and the standard representations contained therein, including, without limitation, the pre-printed form 1992 and/or 2002 ISDA Master Agreement (the "ISDA Form") and the related Schedules, Credit Support Annexes and

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                                   PAGE 2 OF 8

      Confirmations (collectively, the "ISDA Master Agreement") and the Master Securities Forward Transaction Agreement (the "MSFTA") and the related Schedules, Annexes and Confirmations (collectively, the "MSFTA Master Agreement") and (b) acknowledge the receipt of brokers' risk disclosure statements, electronic trading disclosure statements and similar disclosures. The Sub-Adviser is authorized to act as agent for each Fund to negotiate, execute and deliver futures give-up agreements with brokers or dealers. In performing these services, Sub-Adviser shall be entitled to rely upon the Fund's quarterly certification which Adviser will provide to the Sub-Adviser on or before June 13, 2012 and promptly after each calendar quarter, a form of which is attached hereto as Schedule C. The Sub-Adviser is authorized to act as agent for the Funds pursuant to any collateral control agreement the Adviser has established on behalf of the Funds in connection with an ISDA Master Agreement or MSFTA Master Agreement. The Adviser acknowledges and understands that the Funds will be bound by any such trading accounts established, and agreements and other documentation executed, by the Sub-Adviser for such investment purposes. The Sub-Adviser is not required to execute foreign currency trades through the Custodian but may, in its sole discretion and in accordance with its fiduciary duty, select the custodian or counterparties for the execution of foreign currency transactions.

      The Sub-Adviser further agrees that it:

      a) will use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

      b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

      c) will, in placing orders with broker/dealers for the purchase or sale of portfolio securities, attempt to obtain quality execution at favorable security prices; provided that, on behalf of the Fund, the Sub-Adviser may, in its discretion, agree to pay a broker/dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker/dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker/dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and rules and regulations thereunder;

      d) may, on occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, to the extent permitted by applicable laws and regulations may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In

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                                   PAGE 3 OF 8
            such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its fiduciary obligations to the Fund and to its other clients;

      e) will report regularly to Adviser and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times the management of the Funds, including, without limitation, review of the general investment strategies of the Funds, the performance of the Funds in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as mutually agreed upon by both parties;

      f) will prepare and maintain such books and records with respect to the Funds' securities transactions and will furnish Adviser and Trust's Board of Trustees such periodic and special reports as mutually agreed upon by both parties;

      g) will treat confidentially and as proprietary information of Trust all such records and other information relative to Trust maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Trust;

      h) will receive the research and recommendations of Adviser with respect to the investment and reinvestment of the assets of the Funds; and

      i) will, provided custodian promptly forwards proxies to Sub-Adviser, vote proxies received in connection with securities held by the Funds consistent with its fiduciary duties hereunder.

      The Adviser and the Sub-Adviser each further agree that:

      a) Sub-Adviser and Adviser shall comply with all requirements of the applicable Commodity Exchange Act, as amended ("CEA") and then-current CFTC regulations that apply to Sub-Adviser with regard to the Funds; and

      b) Sub-Adviser and Adviser shall cooperate by assisting in fulfilling any disclosure or reporting requirements applicable to the Fund under the CEA and/or then-current CFTC regulations.

4. EXPENSES. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Funds.

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                                   PAGE 4 OF 8

5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee, accrued daily and payable monthly, in accordance with Schedule B hereto. From time to time, the Sub-Adviser may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

7. SERVICES TO OTHERS. Adviser understands, and has advised the Trust's Board of Trustees, that Sub-Adviser now acts, or may, in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies. Adviser has no objection to Sub-Adviser acting in such capacitates, provided that whenever the Funds and one or more other investment advisory clients of Sub-Adviser has available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Sub-Adviser to be equitable to each. Adviser recognizes, and has advised Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the participating Fund(s) may obtain in a particular security. In addition, Adviser understands, and has advised Trust's Board of Trustees, that the persons employed by Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

8.    LIMITATION  OF  LIABILITY.  Neither  Sub-Adviser  or any of its  officers, directors, or employees shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Sub-Adviser's duties under this Agreement, including any error of judgment or mistake of law or for any loss suffered by the Trust or Fund, any error of fact or mistake of law contained in any report or data provided by the Sub-Adviser; acting on any instructions from the Adviser or reliance on any research or other materials provided by the Adviser, except for a loss resulting from Sub-Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

9. INDEMNIFICATION. Adviser and the Sub-Adviser each agree to indemnify the other against any loss or liability to such other party arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith or gross negligence.

10. DURATION AND TERMINATION. This Agreement will become effective upon execution and, unless sooner terminated as provided herein, will continue in effect for two years from such date.

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                                   PAGE 5 OF 8

      Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is specifically approved at least annually by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or by Adviser or on ninety days' written notice by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.)

11.   ACKNOWLEDGEMENTS OF ADVISER.

      a) If, in the future, the Sub-Adviser is registered as a Commodity Trading Advisor under the CEA, the Adviser consents to the Sub-Adviser's compliance with the alternative disclosure and recordkeeping standards available to exempt accounts under CFTC Rule
            4.7 with respect to a Fund's trading in commodity interests, provided that the Sub-Adviser has duly filed a notice of claim for such relief pursuant to Rule 4.7(d). The Adviser will take reasonable steps to cooperate with the Sub-Adviser in connection with establishing and maintaining such exemption under Rule 4.7, including, upon request, confirming whether a Fund is a "qualified eligible person" as defined in Rule 4.7.

      b) If the Adviser is excluded from the definition of a commodity pool operator under CFTC Rule 4.5 with respect to a Fund, the Adviser will furnish the Sub-Adviser with a copy of the notice of eligibility filed pursuant to Rule 4.5 (c) with respect to such exclusion, or, if more recent, the most recent annual notice affirming the basis of such eligibility that has been filed pursuant to Rule 4.5(c)(5). If the Adviser intends to register as a Commodity Trading Advisor or Commodity Pool Operator, Adviser will provide Sub-Adviser with reasonable, advance, written notice.

12.   AMENDMENT  OF  THIS  AGREEMENT.  No  provision  of this  Agreement  may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13. NOTICE. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will be binding upon and shall inure to the benefit of the parties hereto.

      The name "JNL Series Trust" and "Trustees of JNL Series Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so

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                                   PAGE 6 OF 8
      filed or hereafter filed. The obligations of the "JNL Series Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of Trust personally, but bind only the assets of Trust, and persons dealing with the Fund must look solely to the assets of Trust belonging to such Fund for the enforcement of any claims against Trust.

15. APPLICABLE LAW. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Michigan.

      THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.

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                                   PAGE 7 OF 8

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of this 14th day of December, 2012, effective December 1, 2012.

                                      JACKSON NATIONAL ASSET MANAGEMENT, LLC

                                      By:     /s/ Mark D. Nerud
                                         ---------------------------------------

                                      Name:   Mark D. Nerud
                                            ------------------------------------

                                      Title:  President and CEO
                                            ------------------------------------

                                      T. ROWE PRICE ASSOCIATES, INC.

                                      By:     /s/ Fran Pollack-Matz
                                         ---------------------------------------

                                      Name:   Fran Pollack-Matz
                                              ----------------------------------

                                      Title:  Vice President
                                            ------------------------------------

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                                   PAGE 8 OF 8

                                   SCHEDULE A
                             DATED DECEMBER 1, 2012

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                                      FUNDS
--------------------------------------------------------------------------------
                    JNL/T. Rowe Price Established Growth Fund
--------------------------------------------------------------------------------
                      JNL/T. Rowe Price Mid-Cap Growth Fund
--------------------------------------------------------------------------------
                          JNL/T. Rowe Price Value Fund
--------------------------------------------------------------------------------
                     JNL/T. Rowe Price Short-Term Bond Fund
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                       A-1

                                   SCHEDULE B
                             DATED DECEMBER 1, 2012
                                 (Compensation)

--------------------------------------------------------------------------------
                  JNL/T. ROWE PRICE ESTABLISHED GROWTH FUND(1)
--------------------------------------------------------------------------------
                            ASSETS UP TO $1 BILLION:
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                            ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $250 million                                                      0.40%
--------------------------------------------------------------------------------
$250 to $500 million                                                   0.375%
--------------------------------------------------------------------------------
$500 million to $1 billion                                              0.35%
--------------------------------------------------------------------------------
                         WHEN ASSETS EXCEED $1 BILLION:
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                            ANNUAL RATE
--------------------------------------------------------------------------------
On the first $1 billion                                                 0.35%
--------------------------------------------------------------------------------
Amounts over $1 billion                                                0.325%
--------------------------------------------------------------------------------

(1) For the JNL/T. Rowe Price Established Growth Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $1 billion. The credit will apply at asset levels between approximately $946 million and $1 billion.

To accommodate circumstances where a Fund's assets fall beneath $1 billion and to prevent a decline in a Fund's assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $946 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.35% fee schedule by the difference between the current portfolio size for billing purposes and the $946 million threshold, divided by the difference between $1 billion and the $946 million threshold. The credit would approach $187,500 annually when a Fund's assets were close to $1 billion and fall to zero at approximately $946 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $946,428,571
----------------------------------------------------------      x  $187,500
                        $53,571,428                                --------

--------------------------------------------------------------------------------
                                       B-1

--------------------------------------------------------------------------------
                         JNL/T. ROWE PRICE VALUE FUND(2)
--------------------------------------------------------------------------------
                           ASSETS UP TO $100 MILLION:
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                            ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $50 million                                                       0.50%
--------------------------------------------------------------------------------
$50 million to $100 million                                             0.45%
--------------------------------------------------------------------------------
        WHEN ASSETS EXCEED $100 MILLION, BUT ARE LESS THAN $200 MILLION
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                            ANNUAL RATE
--------------------------------------------------------------------------------
All Assets                                                              0.40%
--------------------------------------------------------------------------------
        WHEN ASSETS EXCEED $200 MILLION, BUT ARE LESS THAN $500 MILLION
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                            ANNUAL RATE
--------------------------------------------------------------------------------
All Assets                                                              0.35%
--------------------------------------------------------------------------------
          WHEN ASSETS EXCEED $500 MILLION, BUT ARE LESS THAN $1 BILLION
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                            ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $500 million                                                     0.325%
--------------------------------------------------------------------------------
$500 million to $1 billion                                              0.30%
--------------------------------------------------------------------------------
                          WHEN ASSETS EXCEED $1 BILLION
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                            ANNUAL RATE
--------------------------------------------------------------------------------
All Assets                                                              0.30%
--------------------------------------------------------------------------------

(2) For the JNL/T. Rowe Price Value Fund, the Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets reach $1 billion. The credit will apply at asset levels between approximately $958.3 million and $1 billion.

To accommodate circumstances where the Fund's assets fall beneath $1 billion and to prevent a decline in the Fund's assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $958.3 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.30% fee schedule by the difference between the current portfolio size for billing purposes and the $958.3 million threshold, divided by the difference between $1 billion and the $958.3 million threshold. The credit would approach $125,000 annually when the Fund's assets were close to $1 billion and fall to zero at approximately $958.3 million.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $958,333,333
----------------------------------------------------------       x $125,000
                       $41,666,667

--------------------------------------------------------------------------------
                                       B-2

--------------------------------------------------------------------------------
                    JNL/T. ROWE PRICE MID-CAP GROWTH FUND(3)
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                            ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $20 million                                                      0.60%
--------------------------------------------------------------------------------
$20 to $50 million                                                     0.50%
--------------------------------------------------------------------------------
$50 to $200 million                                                    0.50%
--------------------------------------------------------------------------------
Amounts over $200 Million                                              0.50%(4)
--------------------------------------------------------------------------------

(3) Fees will be paid based on assets invested in the actively managed portion of the Fund managed by T. Rowe Price, not including assets from the mid-cap growth index strategy portion of the Fund managed by Mellon Capital Management Corporation.

(4) When net assets exceed $200 million, the annual rate asterisked is applicable to all the amounts in the JNL/T. Rowe Price Mid-Cap Growth Fund.

--------------------------------------------------------------------------------
                     JNL/T. ROWE PRICE SHORT-TERM BOND FUND
--------------------------------------------------------------------------------
                             LESS THAN $100 MILLION:
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                            ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $50 million                                                      0.30%
--------------------------------------------------------------------------------
Amounts over $50 million                                               0.25%
--------------------------------------------------------------------------------
                           ASSETS UP TO $1.5 BILLION:
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                            ANNUAL RATE
--------------------------------------------------------------------------------
$0 to $100 million                                                     0.20%(5)
--------------------------------------------------------------------------------
$100 to $250 million                                                  0.175%
--------------------------------------------------------------------------------
$250 to $500 million                                                  0.125%
--------------------------------------------------------------------------------
Amounts over $500 Million                                              0.10%
--------------------------------------------------------------------------------
                        WHEN ASSETS EXCEED $1.5 BILLION:
--------------------------------------------------------------------------------
AVERAGE DAILY NET ASSETS                                            ANNUAL RATE
--------------------------------------------------------------------------------
All assets                                                             0.10%(6)
--------------------------------------------------------------------------------

(5) For net assets less than $100 million, the Sub-Adviser fees will be .30% on net assets up to $50 million and 0.25% on net assets greater than $50 million. The Sub-Adviser fee will reset to .20% on net assets from $0 to $100 million, once assets reach $100 million. The Sub-Adviser will provide the Adviser a transitional fee credit to eliminate any discontinuity between the tiered fee schedule and the fee schedule that takes effect once assets exceed $100 million. The credit will apply at an asset range between $70 million and $100 million.

(6) For net assets greater or equal to $1.5 billion, the Sub-Adviser fees will be .10% on all net assets. The Sub-Adviser will provide the Adviser a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $1.5 billion. The credit will apply at asset levels between $1.225 billion and $1.5 billion.

To accommodate circumstances where a Fund's assets fall beneath $1.5 billion and to prevent a decline in a Fund's assets from causing an increase in the absolute dollar fee, the Sub-Adviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the

--------------------------------------------------------------------------------
                                       B-3
dollar fee until assets either (a) exceed $1.5 billion, when the flat fee would be triggered, or (b) fall below a threshold of $1.225 billion, where the tiered fee schedule would be fully re-applied.

The credit is determined by multiplying the difference between the tiered fee schedule and the flat 0.10% fee schedule by the difference between the current portfolio size for billing purposes and the $1.225 billon threshold, divided by the difference between $1.5 billion and the $1.225 billion threshold. The credit would approach $275,000 annually when a Fund's assets were close to $1.5 billion and fall to zero at $1.225 billion.

The annualized transitional credit is determined as follows, and the appropriate portion thereof (based upon the number of days in the month) will be applied as a credit to fees assessed:

Current Portfolio Size for Billing Purposes - $1.225 billion
------------------------------------------------------------         x $275,000
                        $275 million

--------------------------------------------------------------------------------
                                       B-4

                                   SCHEDULE C
                               DATED JUNE 13, 2012

         QUARTERLY CERTIFICATE OF JACKSON NATIONAL ASSET MANAGEMENT, LLC

The undersigned, Jackson National Asset Management (the "Adviser"), in its role as the investment adviser for the JNL Series Trust (the "Trust"), is providing this certification to T. Rowe Price Associates, Inc. (the "Sub-Adviser"), acting as a sub-adviser to certain investment portfolios of the Trust (each, a "Fund" and collectively, the "Funds") pursuant to the Investment Sub-Advisory Agreement dated January 31, 2001 between the Adviser, the Sub-Adviser and the Trust, as amended from time to time (the "Sub-Advisory Agreement") and acknowledges that the Sub-Adviser is entitled to rely upon it. Any capitalized term not defined herein or in the Sub-Advisory Agreement shall have the meaning ascribed to it in the ISDA Master Agreement and/or the MSFTA Master Agreement, as applicable.

The Adviser certifies and confirms that each of the representations and warranties set forth below is true and correct as of the date noted below.

      1. No action has been taken by the SEC or state securities regulators to suspend or revoke any Fund's registration or which could result in the issuance of a stop order with respect to the applicable Registration Statement, and, no investigation or proceeding has been commenced by any regulatory authority that is reasonably likely to materially adversely affect such Fund's ability to perform its obligations under the ISDA Master Agreement, MSFTA Master Agreement or any Transaction under such agreements.

      2. No actions have been taken or proposed by anyone (including any Fund's shareholders) to submit to a Fund's shareholders any change to (i) such Fund's classification under Section 5 of the 1940 Act,
            (ii) such Fund's Investment Guidelines or governing documents regarding the use of derivatives or (iii) any matter requiring the vote of such Fund's shareholders under Section 13 of the 1940 Act, in each case, which could reasonably be expected to materially adversely affect any ISDA Master Agreement, MSFTA Master Agreement or any Transaction under such agreements.

Certification as of June 13, 2012

Jackson National Asset Management, LLC

By: /s/ Mark D. Nerud
    --------------------------------
    Name: Mark D. Nerud
    Title: President and CEO

--------------------------------------------------------------------------------
                                       C-1